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                                                                   Exhibit 10(a)
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                                   ABLEST INC.

                              RESTRICTED STOCK PLAN

1.   PURPOSE.

     The plan shall be known as the Ablest Inc. Restricted Stock Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Ablest Inc. (the "Company") and its subsidiaries by
     (i) providing executive officers and certain other key employees of the Company and its subsidiaries with incentives to improve stockholder values and contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

2.   DEFINITIONS.

     (a) "BENEFICIAL OWNER" shall have the meaning provided in Rule 13d-3 promulgated under the Exchange Act.

     (b) "CAUSE" means the occurrence of one of the following:

         (i) Conviction for a felony or for any crime or offense lesser than a felony involving the property of the Company or a subsidiary.

         (ii) Conduct that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise, as evidenced by a final determination of a court or governmental agency of competent jurisdiction in effect after exhaustion or lapse of all rights of appeal.

         (iii) Gross dereliction of duty or other grave misconduct, as determined by the Company.

     (c) "CHANGE IN CONTROL" means any of the following events:

         (i) any "Person", other than Clydis D. Heist and her lineal descendants and any trusts for the benefit of her lineal descendants (collectively, the "Heist Family"), and other than any trustee or fiduciary on behalf of any Company benefit plan, becomes the "Beneficial Owner" of securities of the Company having at least 25% of the voting power of the Company's then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company), but only if at the time of such person becoming the beneficial owner of the requisite voting power, the Heist Family no longer holds a majority of the outstanding shares; or

         (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, or any going private transaction subject to Rule 13e-3 of the rules and regulations promulgated under the Exchange Act, or any sale of all or substantially all of the Company's assets in one or a series of related transactions or any combination of the foregoing transactions (the "TRANSACTIONS"), other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction own greater than 50% of the voting securities of the surviving company (or its parent) (and, in a sale of assets, of the purchaser of the assets) immediately following the Transaction; or

         (iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "DISINTERESTED DIRECTORS") shall cease (for any reason other



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               than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Disinterested Directors (so long as such director was not nominated by a person who has entered into an agreement or threatened to effect a Change of Control).

     (d)  "DISABILITY" means a permanent and total disability as defined in
          Section 72(m)(7) of the Internal Revenue Code of 1986, as amended.

     (e)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (f) "FAIR MARKET VALUE" of common stock of the Company shall mean, with respect to the date in question, the average of the high and low sale prices of a share of such stock on the American Stock Exchange, or if the Company's common stock is not traded on such exchange, or otherwise traded publicly, the value determined, in good faith, by the Company.

     (g) "RETIREMENT" means termination of one's employment with the approval of the Committee.

     (h) "SUBSIDIARY" and "SUBSIDIARIES" mean a corporation or corporations of which outstanding shares representing 50% or more of the combined voting power of such corporation or corporations are owned directly or indirectly by the Company.

3.   ADMINISTRATION.

     The Plan shall be administered by a committee (the "Committee") consisting of at least two persons. Members of the Committee shall be such directors of the Company as are permitted by applicable laws and regulations. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its stockholders, and the participants in the Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

4.   SHARES AVAILABLE FOR THE PLAN.

     Subject to adjustments as provided in Section 11, an aggregate of 250,000 shares of common stock of the Company (hereinafter the "shares") may be issued pursuant to the Plan. Such shares may be unissued or treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, such unpurchased or forfeited shares shall thereafter be available for further grants under the Plan.

5.   PARTICIPATION.

     Participation in the Plan shall be limited to executive officers of the Company, regional managers, division managers, the Director of Human Resources, and the Director of Major Account Development of the Company. Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate such employee at any time.



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     The maximum number of restricted shares that may be granted to any single individual in any one calendar year shall not exceed 25,000 shares.

6.   RESTRICTED SHARE GRANTS.

     Commencing in fiscal 2002, a pool of shares for grants under the Plan will be created by dividing eight percent (8%) of the previous fiscal year's pre-tax income (as determined by the Committee in consultation with management and the Company's independent auditors) by the average of the Fair Market Values of the common stock of the Company during a 30 trading day period commencing fifteen (15) trading days before and ending fifteen
     (15) trading days after the release of the Company's earnings for such previous fiscal year.

     During each fiscal year that the Plan is in effect, management of the Company will submit to the Committee a target for earnings before taxes as calculated in accordance with generally accepted accounting principles. If the actual earnings before taxes for a particular fiscal year meets or exceeds the target, as determined by the Committee after consultation with management and the Company's independent auditors, the Committee shall issue to each participant restricted shares equal to the number of shares in the pool multiplied by a fraction, the numerator of which is the cash bonus paid to the participant and the denominator of which is the total of cash bonuses paid to all participants for the year in question.

     The Committee, after appropriate consultation with management and the Company's independent auditors, reserves the right to adjust the final calculation of earnings before taxes if there occurs an unusual event during the fiscal year in question that has a material impact upon the Company's earnings.

     With respect to each grant of restricted shares under the Plan, one-third of the subject shares will become fully vested on the first anniversary of the date of grant, another one-third of the subject shares will become vested on the second anniversary of the date of grant, and the final one-third of the subject shares will become vested on the third anniversary of the date of grant.

     Each participant will be required to deposit shares with the Company during the period of any restriction thereon and to execute a blank stock power therefor.

     Except as otherwise provided by the Committee, in the event of a Change in Control or the termination of a grantee's employment due to death, Disability, retirement with the consent of the Committee, or termination without Cause by the Company, all restrictions on shares granted to such grantee shall lapse. On termination of a grantee's employment for any other reason, including, without limitation, termination for Cause, all restricted shares subject to grants made to such grantee shall be forfeited to the Company.

     7.   WITHHOLDING OF TAXES.

     The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Committee, in its sole discretion, may permit participants to pay such taxes through the withholding of shares otherwise deliverable to such participant in connection with such grant or the delivery to the Company of shares otherwise acquired by the participant. The Fair Market Value of shares withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this section shall be determined on the date such shares are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes,



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     provided that the Company shall not sell any such shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act.

8.   WRITTEN AGREEMENT.

     Each participant to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

9.   LISTING AND REGISTRATION.

     If the Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any grant is necessary or desirable as a condition of, or in connection with, the granting of same, no such shares may be issued unless such listing, registration, or qualification is effected free of any conditions not acceptable to the Committee.

10.  TRANSFER OF EMPLOYEE.

     Transfer of an employee from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or by contract.

11.  ADJUSTMENTS.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, and in the number and kind of shares covered by grants made under the Plan.

12.  TERMINATION AND MODIFICATION OF THE PLAN.

     The Board of Directors, without further approval of the shareholders, may modify or terminate the Plan and from time to time may suspend, and if superseded, may reinstate any or all of the provisions of the Plan, except that no modification, suspension or termination of the Plan may, without the consent of the grantee affected, alter or impair any grant previously made under the Plan.

     The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

13.  COMMENCEMENT DATE; TERMINATION DATE.

     The Plan shall commence effective with the first day of fiscal 2002, subject to approval by the holders of a majority of the Company's outstanding common stock on or before the end of such fiscal year. Unless previously terminated, the Plan shall terminate at the close of business on the last day of fiscal year 2006.